Exhibit No. 99.1
Birner Dental Management Services, Inc. 3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
May 15, 2007

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES 19.2% ADJUSTED EBITDA INCREASE
FOR 1Q 2007

DENVER, COLORADO, May 15, 2007. Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the three months ended March 31, 2007. Total dental group practice revenue increased $1.2 million, or 7.9%, to $15.7 million. Net revenue increased $698,000, or 6.9%, to $10.8 million. The Company's earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation ("Adjusted EBITDA") increased $359,000, or 19.2%, to $2.2 million from $1.9 million. Net income for the three months ended March 31, 2007 increased 11.5% to $783,000 compared to $702,000 for the same period of 2006. Earnings per share increased 25.9% to $.34 for the three months ended March 31, 2007 compared to $.27 for the three months ended March 31, 2006.

During the first quarter of 2007, the Company purchased 19,468 shares of its Common Stock for approximately $416,000 and distributed $278,000 in dividends to its shareholders, while reducing total debt outstanding by $1.1 million reflecting the continued strong cash flow generated by the business.

As previously reported, the Company’s Board of Directors approved an increase in its quarterly dividend for 2007 to $.15 per share from $.13 per share in 2006. This increased dividend was first payable on April 13, 2007 to shareholders of record on March 30, 2007.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 60 dental offices, of which 35 were acquired and 25 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

The Company previously announced it would conduct a conference call to review quarter ended March 31, 2007 results. In addition to current operating results, the teleconference may include discussion of management’s expectation of future financial and operating results. The call will be held on Tuesday, May 15, 2007, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-866-837-9780 and refer to “Birner Dental Management Services, Inc.” approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on May 15, the rebroadcast number is 1-888-260-2081 with the pass code of 1081707. This rebroadcast will be available through May 29, 2007.

Non-GAAP Disclosures

This press release includes certain non-GAAP financial measures with respect to total dental group practice revenue and Adjusted EBITDA. The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last two pages of this release for more information on the reconciliation of total dental group practice revenue and Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s cash flow, growth prospects and performance in 2007. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	2006		2007

NET REVENUE: (1)	$10,140,029		$10,838,407

DIRECT EXPENSES:
Clinical salaries and benefits	3,688,987		3,840,292
Dental supplies	575,637		560,926
Laboratory fees	641,896		680,206
Occupancy	1,056,733		1,133,052
Advertising and marketing	208,954		148,760
Depreciation and amortization	479,775		610,552
General and administrative	1,190,869		1,176,496
	7,842,851		8,150,284

Contribution from dental offices	2,297,178		2,688,123

CORPORATE EXPENSES:
General and administrative	1,081,063	(2)	1,246,526	(2)
Depreciation and amortization	34,196		30,828

Operating income	1,181,919		1,410,769

Interest expense	39,620		106,153

Income before income taxes	1,142,299		1,304,616
Income tax expense	439,974		521,847

Net income	$702,325		$782,769

Net income per share of Common Stock - Basic	$0.30		$0.37

Net income per share of Common Stock - Diluted	$0.27		$0.34

Cash dividends per share of Common Stock	$0.13		$0.15

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	2,372,506		2,126,376

Diluted	2,584,713		2,306,908

(1)
Total dental group practice revenue less amounts retained by dental offices. Dental group practice revenue was $15,733,695 for the three months ended March 31, 2007 compared to $14,579,914 for the three months ended March 31 ,2006.

(2)
Corporate expenses - general and administrative includes $81,030 of deferred equity compensation for a stock award and $87,745 related to stock-based compensation expense in the three months ended March 31, 2006, and $81,030 of deferred equity compensation expense for a stock awared and $90,064 related to stock-based compensation expense in the three months ended March 31, 2007.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
ASSETS	2006	2007
	**	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$888,186	$713,265
Accounts receivable, net of allowance for doubtful
accounts of $288,513 and $276,303, respectively	3,103,922	3,908,588
Deferred tax asset	185,671	205,642
Prepaid expenses and other assets	597,283	840,766

Total current assets	4,775,062	5,668,261

PROPERTY AND EQUIPMENT, net	5,592,672	5,340,792

OTHER NONCURRENT ASSETS:
Intangible assets, net	12,272,358	12,082,086
Deferred charges and other assets	181,860	173,527

Total assets	$22,821,952	$23,264,666

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,648,498	$1,773,412
Accrued expenses	1,398,267	1,476,062
Accrued payroll and related expenses	1,596,770	2,153,813
Income taxes payable	114,016	481,144
Current maturities of long-term debt	953,561	1,150,000

Total current liabilities	5,711,112	7,034,431

LONG-TERM LIABILITIES:
Deferred tax liability, net	734,234	846,217
Long-term debt, net of current maturities	6,502,411	5,170,652
Other long-term obligations	326,550	310,946

Total liabilities	13,274,307	13,362,246

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 2,132,461 and 2,123,660 shares issued and
outstanding, respectively	4,515,469	4,324,095
Deferred equity compensation	(324,120)	(243,090)
Retained earnings	5,356,296	5,821,415

Total shareholders' equity	9,547,645	9,902,420

Total liabilities and shareholders' equity	$22,821,952	$23,264,666

** Derived from the Company’s audited consolidated balance sheet at December 31, 2006.

Although Adjusted EBITDA is not a U.S. generally accepted accounting principle (“GAAP”) measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating the Company’s ability to meet future debt service, capital expenditures and working capital requirements. However, investors should not consider these measures in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense - corporate, amortization of deferred equity compensation expense, stock-based compensation related to SFAS 123(R), interest expense/ (income), net and income tax expense to net income as in the table below.

	Three Months
	Ended March 31,
	2006	2007
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$702,325	$782,769
Depreciation and amortization - Offices	479,775	610,552
Depreciation and amortization - Corporate	34,196	30,828
Amortization of deferred equity compensation expense	81,030	81,030
Stock-based compensation expense related to SFAS 123 (R)	87,745	90,064
Interest expense/(income), net	39,620	106,153
Income tax expense	439,974	521,847

Adjusted EBITDA	1,864,665	2,223,243

Total dental group practice revenue is the revenue generated at the Company’s offices from professional services provided to its patients. Amounts retained by dental offices represents compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is disclosed because it is a critical component for management’s evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.

	Three Months Ended
	March 31,
	2006	2007

Total dental group practice revenue	$14,579,914	$15,733,695
Less - amounts retained by dental offices	(4,439,885)	(4,895,288)

Net revenue	$10,140,029	$10,838,407